Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76498) pertaining to the 1991 Stock Option Plan and Director Stock
Option Plan of IVI Publishing, Inc. of our report dated February 12, 1998, except for Note 2 as to which the date is April 13, 1998, with respect to the financial statements and schedule of IVI Publishing, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                      /s/  ERNST & YOUNG LLP


Minneapolis, Minnesota
April 13, 1998